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                                                                    EXHIBIT 23.2

Consent of Ernst & Young LLP

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4, No. 333-02365) and the related Prospectus of Horizon Bancorp, Inc. and Subsidiaries for the registration of 1,818,000 shares of its common stock and to the incorporation by reference therein of our report dated February 9, 1996, with respect to the consolidated financial statement of Horizon Bancorp, Inc. and Subsidiaries incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP
                                           -------------------------------------

Charleston, West Virginia

June 7, 1996